                               REV HOLDINGS INC.
                           OFFER FOR ALL OUTSTANDING
                     SENIOR SECURED DISCOUNT NOTES DUE 2001
                             CUSIP NO. 76154 MAC 9
                                IN EXCHANGE FOR
                       12% SENIOR SECURED NOTES DUE 2004


January 30, 2001

To: Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     REV Holdings Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the prospectus dated January 30, 2001 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $120,900,000 of its 12% Senior Secured Notes due 2004, for a like principal amount at maturity of its issued and outstanding Senior Secured Discount Notes due 2001 (the "Old Notes").

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1. Prospectus dated January 30, 2001;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 6, 2001, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     Brokers, dealers or others soliciting acceptances of the Exchange Offer will be paid a solicitation fee of $10.00 per $1,000 principal amount at maturity of Old Notes tendered and accepted for exchange pursuant to the Exchange Offer (a "Soliciting Dealer Fee"). A Soliciting Dealer Fee will be payable only in connection with tenders of Old Notes from beneficial owners or registered holders who own no more than $500,000 principal amount at maturity of such Old Notes.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal. A holder of Old Notes may also contact MacKenzie Partners Inc. or Bear, Stearns & Co. Inc. at their respective telephone numbers set forth below, or such holder's broker, dealer, commercial bank, trust company or other nominee, for assistance concerning the Exchange Offer.



           The Information Agent for            The Financial Advisor
             the Exchange Offer is:           for the Exchange Offer is:
             MacKenzie Partners Inc.           Bear, Stearns & Co. Inc.
             156 Fifth Avenue                      245 Park Avenue
            New York, New York 10010           New York, New York 10167
       Banks and Brokers, call collect:               Attention:
              (212) 929-5500              Global Liability Management Group
           All Others, call Toll-Free:    (877) 696-BEAR (Toll-Free)
              (800) 322-2885

                                      Very truly yours,


                                      REV HOLDINGS INC.


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures

                          NOTICE OF SOLICITED TENDERS

     List below the principal amount at maturity of Old Notes tendered by each beneficial owner whose tender you have solicited. All Old Notes beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent. If the space below is inadequate, list the Old Notes on a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY THE EXCHANGE AGENT."

      ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS WITHIN TWO NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.


                         SOLICITED TENDERS OF OLD NOTES
                NOT BENEFICIALLY OWNED BY THE SOLICITING DEALER


                      DTC # ------------------------------


                      Firm name ---------------------------


                      VOI # or BONY Confirmation ----------


                      Principal Amount --------------------


                            TO BE COMPLETED BY      TO BE COMPLETED BY     TO BE COMPLETED ONLY   TO BE COMPLETED ONLY
                          THE SOLICITING DEALER   THE SOLICITING DEALER   BY THE EXCHANGE AGENT   BY THE EXCHANGE AGENT

                                                        PRINCIPAL
                                                          AMOUNT                PRINCIPAL            FEE ($10.00 PER
                           CERTIFICATE OR CUSIP        AT MATURITY                AMOUNT            $1,000 PRINCIPAL
    BENEFICIAL OWNERS           NUMBER(S)*              TENDERED**               ACCEPTED           AMOUNT ACCEPTED)
------------------------ ----------------------- ----------------------- ----------------------- ----------------------
Beneficial Owner No. 1
Beneficial Owner No.
Beneficial Owner No.
Beneficial Owner No.
Beneficial Owner No.
  Total

* Need not be completed if Old Notes are tendered by book-entry transfer. At the time of tendering Old Notes in book-entry form, please indicate your request for solicitation fees in the comment field.

** Please submit a separate VOI Ticket for Old Notes tendered when the solicitation fee is to be directed to another Soliciting Dealer.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Statement (unless the undersigned is not being compensated for such solicitation); (iii) in soliciting tenders of Old Notes, it has used no solicitation materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

------------------------------                         DTC #----------------
(Name of Firm)

------------------------------
(Authorized Signature)

------------------------------
(Area Code and Telephone Number)

------------------------------
(Address)

------------------------------
(City, State, Zip Code)

------------------------------
(Attention)

Date: --------------------


                             SOLICITING DEALER FEE
                              PAYMENT INSTRUCTIONS


Issue Check to:


  Firm --------------------------                 Principal Amount -------------

  Attention ----------------------

  Address -----------------------

          -----------------------

  Area Code and
  Telephone Number ---------------

  Taxpayer ID --------------------

  Applicable VOI Number/
  BONY Confirmation No. -----------